EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56035, 333-129881, 333-176975, and 333-198294 on Form S-8 of our report dated March 11, 2015, relating to the 2014 and 2013 consolidated financial statements of Weyco Group, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of Weyco Group, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 10, 2016